EXHIBIT 10.99

CONTRACT OF SALE

between

S & W OF LAS VEGAS, L.L.C.

and

METROFLAG SW, LLC

Dated:  as of March 23, 2005

CONTRACT OF SALE

THIS AGREEMENT (this “Agreement”) made as of this 23rd day of March, 2005 between S&W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address at c/o The Smith & Wollensky Restaurant Group, 1114 First Avenue, New York, New York  10021 (“Seller”) and METROFLAG SW, LLC, a Delaware limited liability company, having an address c/o Flag Luxury Properties, LLC, 650 Madison Avenue, 15th Floor, New York, New York  10022 (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller is the lessee of that certain real property (the “Land”) and the improvements thereon located (the “Improvements”) in the County of Clark, State of Nevada, known as 3767 Las Vegas Boulevard South, Las Vegas, Nevada, as more particularly described on Schedule 1 annexed hereto and made a part hereof (collectively, the “Property”), pursuant to that certain Lease With an Option to Purchase, dated February 9, 1998, between The Somphone Limited Partnership, as lessor (“Lessor”), and Seller, as tenant, as amended by that certain First Amendment to Lease Agreement, dated May 8, 1998, and as further amended by that certain Second Amendment to Lease Agreement, dated April 29, 2003 (as amended, the “Existing Lease”);

WHEREAS, pursuant to the terms of the Existing Lease, Seller, as tenant, has a right and option to purchase the Property from Lessor, all as more particularly described in the Existing Lease;

WHEREAS, Seller and Purchaser desire to consummate transactions pursuant to which Seller shall exercise tenant’s option to purchase the Property from Lessor, whereupon (i) Seller shall sell and assign, and Purchaser shall accept and assume, the Existing Lease, (ii) Purchaser shall close upon the purchase of the Property from Lessor, and (iii) Purchaser and Seller shall enter into a lease agreement pursuant to which Seller shall lease certain portions of the Property from Purchaser, all as more particularly described herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.             Defined Terms. Any capitalized terms used herein but not specifically defined herein shall have the meaning ascribed thereto in the Existing Lease.

2.             Sale-Purchase, Etc.  Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase, accept and assume from Seller, (i) the Existing Lease, and (ii) the Subleases (as hereinafter defined), subject to the terms and conditions of this Agreement and the Existing Lease (collectively, the “Lease Assignment”).  Purchaser agrees to purchase fee title to the Property from Lessor pursuant to the Option (as defined in the Existing Lease) (the “Property Purchase”), and to lease certain portions of the Property (the “Leased Premises”) to Seller pursuant to the Leaseback Lease (as hereinafter defined), subject to the terms and conditions of this Agreement, the Existing Lease and the Leaseback Lease.

3.             Purchase Price.

(a)           Purchaser shall pay to Seller in consideration of the Lease Assignment the sum of NINETEEN MILLION TWO HUNDRED SEVENTY THOUSAND SEVEN HUNDRED TWENTY-SIX AND 00/100 DOLLARS ($19,270,726.00) (the “Assignment Purchase Price”), subject to the terms of Section 3(b) below.  Purchaser shall pay the Assignment Purchase Price as follows:

(i)            Deposit. Upon the execution and delivery of this Agreement, Purchaser shall deposit with Stroock & Stroock & Lavan LLP (the “Escrowee”), by Purchaser’s check, payable to the order of “Stroock & Stroock & Lavan LLP, as Escrowee”, subject to collection, or by wire transfer of immediately available federal funds as per the specific wire instructions furnished by Escrowee (“Wire Transfer”), the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the “Deposit”).  It is acknowledged and agreed that (A) Escrowee is presently holding in escrow Purchaser’s good faith money in the amount $1,000,000 (plus any accrued interest thereon) pursuant to that letter of intent, dated December 10, 2004, between Seller and Purchaser, as amended, and (B) said good faith money shall, simultaneously herewith, be credited by Escrowee to, and become part of, the Deposit.

(ii)           The Assignment Purchase Price less the amount of the Deposit on the Closing Date (as defined in Section 8 hereof), by Wire Transfer to Seller, or to such person or entity or persons or entities as Seller may designate.

(b)           It is acknowledged that the amount of the Assignment Purchase Price has been calculated to equal, when added to purchase price to be paid by Purchaser to Lessor for the Property pursuant to the Option (the “Property Purchase Price”), THIRTY MILLION AND 00/100 DOLLARS ($30,000,000).  It is agreed that in the event that (i) the Property Purchase Price shall, for any reason, including as a result of negotiations between Seller and Lessor and/or other credits to tenant under the Existing Lease (other than credits by Lessor to cure a title problem or other conditions), be less than $10,729,274, then the Assignment Purchase Price shall be automatically increased by amount by which $10,729,274 exceeds the Property Purchase Price, (ii) the Property Purchase Price shall increase as a result of a delay in the Closing Date attributable to the default by Seller hereunder, then the Assignment Purchase Price shall be automatically decreased by the amount by which the Property Purchase Price exceeds $10,729,274, (iii) the Property Purchase Price shall increase as a result of a delay in the Closing Date attributable to the default by Purchaser hereunder, then the Assignment Purchase Price shall remain unchanged and Purchaser shall be responsible for the increased Property Purchase Price without any credit or other concession on the part of Seller, and (iv) the Property Purchase Price shall increase as a result of a delay in the Closing Date attributable to any matter which is neither the default by Seller or Purchaser hereunder, then the Assignment Purchase Price shall be automatically decreased by 50% of the amount by which the Property Purchase Price exceeds $10,729,274, and Purchaser shall be responsible for the increased Property Purchase Price without any other credit or other concession on the part of Seller.

(c)           The Deposit, together with all interest thereon, shall be held by Escrowee in accordance with Section 19 hereof.

(d)           In addition to, and not in lieu of, the delivery of the Deposit, Purchaser shall deliver to Seller by check, concurrently with the delivery of the Initial Deposit, the sum of One Hundred Dollars ($100).  Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all event.

4.             Due Diligence Reviews.  Purchaser may during the term of this Agreement, provided that Purchaser shall not be in default of any of its material obligations hereunder, perform due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Existing Lease and the Property, including physical, environmental and compliance matters and conditions respecting the Property which Purchaser elects to make (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.  Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice (which notice may be made by e-mail transmission) and approval by Seller (which notice shall not be unreasonably withheld or delayed, and may be made by e-mail transmission), make available to Purchaser, at the offices of Seller and/or the property manager of the Property, access to, such leases, service contracts, and other contracts and agreements and financial information with respect to the Property in Seller’s possession or control as Purchaser shall reasonably request; provided, however, in no event shall Seller be obligated to make available, nor shall Purchaser seek to obtain, any confidential and/or proprietary (in Seller’s sole discretion) information regarding Seller and/or its restaurant or business operations at the Property.  Any entry upon the Property and all Investigations shall be made or performed only during Seller’s normal business hours (or other hours, as may be mutually convenient) and at the sole risk and expense of Purchaser, and shall not unreasonably interfere with the activities on or about the Property of Seller, its tenants, patrons, and their employees and invitees.  Purchaser shall:

(a)           at all times be accompanied by an authorized representative of Seller during any Investigations (Seller agrees that, unless it shall have specifically waived its right to have an authorized representative accompany Purchaser in any of its Investigations, it shall, at reasonable times upon reasonable advance notice, make an authorized representative available to accompany Purchaser in such Investigations);

(b)           indemnify, defend and hold Seller and Seller’s agents, employee, representatives, officers, directors and officers (collectively, the “Seller-Related Parties”) free and harmless from and against all liabilities, obligations, costs and expenses (including, without limitations, reasonable attorneys’ fees and disbursements) asserted against or incurred by Seller and/or Seller-Related Parties caused by the acts of Purchaser, its agents, employee and representatives, in connection with any of the Investigations;

(c)           promptly repair any damage to the Property resulting from any of the Investigations;

(d)           avoid disruption of or interference in any way with the restaurant and related businesses operated on the Property during the course of any Investigations;

(e)           not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Property and shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded;

(f)            not permit any borings, drillings or environmental samplings to be done at or with respect to the Property;

(g)           maintain a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Purchaser’s indemnification obligations under this Agreement.  Certificates evidencing required insurance coverage shall be furnished to Seller, for its review and approval, prior to the first entry on the Property by Purchaser; and

(h)           be solely responsible for the payment of all costs incurred by Purchaser in connection with the Investigations.

Notwithstanding the provisions of subparagraph (f) above, Purchaser shall be permitted to cause a phase II environmental audit of the Property to be conducted if and to the extent the same is expressly recommended by a phase I audit conducted on behalf of Purchaser, provided that such phase II audit shall be conducted by a reputable environmental engineering company reasonably acceptable to Seller.  The provisions of subparagraphs (b), (c) and (h) above shall survive the Closing or the sooner termination of this Agreement.

5.             Apportionments.

(a)           General.  For purposes of this Section 5, the “Proration Date” shall be 11:59 P.M. on the day preceding the Closing so that Purchaser shall be deemed to be (i) the lessee under the Existing Lease, as between Seller and Purchaser, and (ii) be the owner of the Property, as between Lessor and Purchaser, and therefore entitled to any revenues and responsible for any expenses for the entire day upon which the Closing occurs.  Purchaser and Seller shall prepare a schedule of adjustments (“Schedule of Adjustments”) prior to the Escrow Closing (as hereinafter defined), based on a Closing Date two (2) days following.  Such adjustments, if and to the extent known and agreed upon as of the Closing, shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the amount of cash to be paid by Purchaser at the Closing.  Any such adjustments not determined or not agreed upon as of the Closing shall be allocated on a fair and equitable basis as soon as invoices or bills are available, with final adjustments to be made as soon as reasonably possible after the Closing.  Any apportionment or proration errors made at the Closing are subject to correction if written notice thereof is given within ninety (90) days after the Closing.  To extent that, following the Escrow Closing, the Closing is delayed for any reason, Purchaser and Seller shall adjust the apportionments pursuant to this

Section 5 as of the actual Closing Date (as hereinafter defined) and tender any corrective payments at the Closing.  Purchaser and Seller shall each act promptly and reasonably in connection with determining the prorations under this Section 5.  This Section 5 shall survive the Closing.

(b)           Effect of Leaseback Lease.  It is acknowledged and agreed that because Seller shall, as of the Closing, lease back a portion of the Property from Purchaser, pursuant to and in accordance with the terms and conditions of the Leaseback Lease, certain items apportionable between Buyer and Seller hereunder shall also be apportionable between Buyer (as lessor) and Seller (as lessee) pursuant to the term of the Leaseback Lease.  The parties agree to use reasonable efforts to “net” the effect of the apportionments to be made at Closing between Buyer and Seller pursuant to this Section 5, and between Buyer and Seller pursuant to the terms of the Leaseback Lease.

(c)           Rentals.  “Rental” or “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, utility charges, common area maintenance or management charges, administrative charges, and other sums and charges payable by subtenants under the Subleases.  Subject to the provisions of Section 5(d), Section 5(e) and Section 5(f) below, Rentals shall be prorated at the Closing.  Seller shall be entitled to all Rentals accruing on or prior to the Proration Date and Purchaser shall be entitled to all Rentals accruing after the Proration Date.

(d)           Delinquent Rentals.  Rentals are delinquent when payment thereof is due on or prior to the Proration Date but has not been made by the Proration Date (any such Rentals being “Delinquent Rentals”).  Delinquent Rentals shall be prorated between Purchaser and Seller as of the Proration Date but shall not be paid or credited until they are actually collected by Purchaser or Seller, as the case may be.  Any Rentals collected by Purchaser or Seller, as the case may be, after the Closing, less any costs of collection (including reasonable attorneys fees) reasonably allocable thereto shall be promptly applied in the following order of priority:  (i) first, to the month in which the Closing Date occurs, to be prorated between Seller and Purchaser, (ii) then, to Purchaser for the month or months following the month in which the Closing Date occurs, provided the received Rental is then due and payable, and (iii) then, to Seller for the period prior to the month immediately preceding the month in which the Closing Date occurs.  Purchaser shall use reasonable efforts to collect Delinquent Rentals but shall have no obligation to commence a legal proceeding to collect such sums.  Purchaser and Seller agree that any payments due to Seller or Purchaser, as the case may be, as a result of collected Delinquent Rentals shall be payable promptly upon receipt thereof.  Seller retains the right after the Closing to bring an action for damages against tenants for the recovery of Delinquent Rentals; provided, however, that in no event shall any such action involve the termination of such subtenant’s Sublease or the eviction of such subtenant.  The parties confirm that all amounts due and payable in respect of Subleases which have expired or otherwise terminated prior to the Closing Date shall be the sole property of Seller and, notwithstanding anything to the contrary contained herein, Seller may take such actions as it desires to collect such amounts.  Notwithstanding the provisions of this Section 5(d) to the contrary, any amount collected by Seller in connection with any such action shall be retained by Seller.  Seller and Purchaser shall from time to time after Closing, and upon request of the other party, provide the requesting party with reasonably detailed information regarding the status of such party’s collection of Delinquent Rentals.

(e)           Taxes and Assessments.  All real estate taxes (including business improvement district charges) on the Property shall be prorated based on the actual current tax bill.  If such tax bill has not yet been received by the Proration Date, then Purchaser and Seller shall estimate the real estate taxes based upon Purchaser’s and Seller’s good faith estimate of the change in the amount of the previous year’s tax bill and Purchaser and Seller shall after the Closing reprorate the real estate taxes as soon as the actual current tax bill is available.  All amounts payable for real estate taxes accruing on or prior to the Proration Date shall be the obligation of Seller and all amounts payable for real estate taxes accruing after the Proration Date shall be the obligation of Purchaser.  If, within one hundred eighty (180) days after the Proration Date, any additional or supplemental real estate taxes are assessed against the Property by reason of back assessments, corrections to previous tax bills or other events occurring prior to the Proration Date, Purchaser and Seller shall re-prorate the real estate taxes following the Closing.  Any delinquent taxes on the Property shall be paid at the Closing from the balance of the Purchase Price due to Seller.

(f)            Subtenant Deposits.  Purchaser shall be credited with and Seller shall be debited with the sum of all subtenant security deposits (and any interest due to tenants thereon, less any administrative fee allowable by law to Seller which Seller shall be permitted to retain) being held by Seller; provided, however, that with respect to each subtenant security deposit that is in the form of a letter of credit, Seller shall deliver such letters of credit to Purchaser at Closing, together with appropriate instruments of transfer or assignment thereof (other than those letters of credit that are not transferable, with respect to which Seller agrees to cooperate with Purchaser to cause such tenants to furnish a replacement letter of credit to Purchaser at Closing or within a reasonable period of time after Closing).  In the event that a letter of credit that is not transferable is not replaced by Closing, then for the period from and after Closing, at Purchaser’s request, Seller shall hold such letter of credit for the benefit of Purchaser and, upon written request by Purchaser, shall draw down on such letter of credit and simultaneously therewith deliver the proceeds of such draw down to Purchaser.  Purchaser shall indemnify Seller with respect to any judgments, suits, claims, demands, liabilities and obligations and related costs and expenses (including reasonable attorneys’ fees) arising out of Seller’s draw down and delivery of the proceeds of such letter of credit as directed by Purchaser.  The provisions of the last sentence of this Section 5(f) shall survive the Closing.

(g)           RII Proceeds.  Any RII Proceeds (as hereinafter defined) allocable to Purchaser or Seller pursuant to the terms of Section 10(a) hereof shall be apportioned between Seller and Purchaser at Closing as of the Proration Date, taking into account the rental income period with respect to which such RII Proceeds pertain.

(h)           Other.  Any other customary adjustments made in connection with the sale of similar type properties, to the extent applicable to the subject transaction, shall be prorated between Purchaser and Seller as of the Proration Date.

(i)            Property Purchase.  In addition to the apportionments between Seller and Purchaser pursuant to this Section 5, Purchaser acknowledges that it shall be responsible for making all necessary and appropriate apportionments at Closing between Lessor and Purchaser with respect to the Property Purchase, pursuant to and in accordance with the terms of the Existing Lease, but excluding any sums due from Seller to Lessor under the Existing Lease not directly attributable to the Property Purchase, as may be previously owed by Seller to Lessor, which sums shall be paid by Seller.

6.             Title.

(a)           Purchaser shall, within five (5) business days after the date hereof, order a preliminary title report and survey for the Property from any reputable title insurance company licensed in the State of Nevada (the “Title Company”), and Purchaser will promptly (but in no event later than 30 days after date hereof) upon receipt thereof furnish a copy of such report and commitment (collectively, the “Commitment”) to Seller’s attorney, Peter G. Koffler, Esq., Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, together with a written statement (a “Title Objection Notice”) setting forth exceptions to title, if any, which are not Permitted Encumbrances (as hereinafter defined), and relate to either (i) the fee estate in the Property (“Fee Title Objections”) or (ii) the Seller’s leasehold estate in the Property (“Leasehold Title Objections”) (Fee Title Objections and Leasehold Title Objections, collectively, “Title Objections”).  Within three (3) business days following the receipt of any updates or revisions to the Commitment, Purchaser shall cause copies thereof to be furnished to Seller’s attorney as hereinabove set forth, together with a written statement (a “Supplemental Title Objection Notice”) setting forth such additional Title Objections, if any, which are not Permitted Encumbrances appearing on such revisions or updates (the Commitment and any updates or revisions thereto and the survey (together with any survey updates thereto) are hereinafter collectively referred to as the “Report”).  In the event that Purchaser does not timely provide Seller’s attorney with a Title Objection Notice or a Supplemental Title Objection Notice, as appropriate, in accordance with the provisions of this Section 6(a), then Purchaser shall be deemed to have provided such Title Objection Notice or Supplemental Title Objection Notice, as the case may be, to Seller’s attorney indicating that there are no Title Objections or additional Title Objections.  In the event that Purchaser provides Seller’s attorney with a Title Objection Notice or a Supplemental Title Objection Notice, as appropriate, in accordance with the provisions of this Section 6(a), setting forth Title Objections or additional Title Objections, as the case may be, then any item not contained in Purchaser’s Title Objection Notice or a Supplemental Title Objection Notice, as a Title Objection or additional Title Objection, as appropriate, that is in the Report shall be deemed to be a “Permitted Encumbrance”.

(b)           Seller shall, promptly upon receipt of any Title Objection Notice or Supplemental Title Objection Notice, incorporate the Fee Title Objections cited therein into written notice to Lessor pursuant to and in accordance with the terms of Section 25(b) of the Existing Lease (a “Lessor

Title Objection Notice”).  Notwithstanding anything to the contrary contained herein, Seller’s only obligation with respect to Fee Title Objections shall be to (I) deliver a Lessor Title Objection Notice, and (II) diligently pursue Seller’s rights and remedies under the Existing Lease (including, if appropriate, commencing a legal action against Lessor to enforce Seller’s rights and remedies under the Existing Lease), and use diligent efforts to cause Lessor to remedy any Fee Title Objections at or before the Closing, but Seller shall not be obligated to terminate the Existing Lease, and shall have no other responsibility, express or implied, to cure, eliminate, bring any action with respect to, or otherwise remedy any such Fee Title Objections or incur any costs or expenses in order to attempt to eliminate any Fee Title Objections.  If, notwithstanding Seller’s diligent efforts to cause Lessor to remedy any Fee Title Exceptions prior to Closing, Lessor is unable or not obligated to eliminate any Fee Title Objections, then Purchaser may either (x) elect to accept the Property subject to such Fee Title Objections, without any abatement of the Assignment Purchase Price (or, except as may otherwise be provided for under Section 25(b) of the Existing Lease, the Property Purchase Price), or (y) terminate this Agreement by notice given to Seller, in which event Purchaser shall be entitled to a return of the Deposit.  Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder other than those expressly provided herein to survive the termination of this Agreement.  Seller agrees that if, at the Closing, there are any Leasehold Title Objections that (i) are mortgages, (ii) are mechanics or other statutory liens attributable to work or materials performed or supplied to or for Seller, (iii) judgments against Seller constituting liens against the Property, which judgments are not in favor of Purchaser, or (iv) come of record during the period from the date of this Agreement up to but not including the Closing Date, which Leasehold Title Objections are not Permitted Encumbrances and are (A) as to clauses (i), (ii) and (iii) above, in a liquidated amount which may be satisfied by the payment of money, or (B) as to clause (iv) above, not the result of the affirmative acts of Purchaser on or after the date hereof (all of the foregoing items (i) – (iv) are collectively referred to as “Leasehold Liens”), Seller shall be obligated to pay and cure the same (or at Seller’s option, with respect to items (ii) and (iii) above, bond the same) and the existence thereof shall not constitute a Title Objection provided that the Title Company shall omit the same from Purchaser’s title insurance policy, it being agreed that Seller may use any portion of the Purchase Price to pay and discharge (or bond, as the case may be) any such Leasehold Liens.  Notwithstanding the foregoing, in no event shall Seller be obligated to expend greater than $250,000, in the aggregate, to cure, remove or remedy any Leasehold Liens described in the foregoing clause (iv) unless and to the extent that such Leasehold Liens are the result of the willful acts or omissions of Seller.  If, subject to Seller’s obligations with respect to Leasehold Liens, Seller is unable or unwilling to eliminate any Leasehold Title Objections, then Purchaser may either (x) elect to accept the Property subject to such Leasehold Title Objections, without any abatement of the Purchase Price (except that if the Leasehold Title Objection is a Leasehold Lien with respect to which the foregoing clause (iv) applies, Purchaser shall receive at Closing a credit against the Assignment Purchase Price in the amount reasonably required to cure, remove or remedy the subject Leasehold Lien, up to the aggregate amount of $250,000), or (y) terminate this Agreement by notice given to Seller, in which event Purchaser shall be entitled to a return of the Deposit.  Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder other than those expressly provided herein to survive the termination of this Agreement.  Seller shall not be required to (1) bring any action or institute any proceeding, or (2) otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections, or (3) otherwise cause title to the Property to be in accordance with the terms of this Agreement on the Closing Date, except as expressly provided in this Section 6(b).

(c)           As referenced herein, the term “Permitted Encumbrances” shall mean those items set forth on Schedule 2 annexed hereto and made a part hereof.

(d)           Seller agrees that Purchaser shall be the beneficiary of Paragraph 24(e) under the Existing Lease, and Purchaser agrees that, subject to Lessor’s obligations under said Paragraph 24(e), Purchaser shall be solely responsible for the cost of any and all title insurance, including endorsements, in connection with its purchase of the Property and any financing thereof.

(e)           Seller agrees that it shall not approve or accept any title exceptions or matters pursuant to Paragraph 24(d)(iv) of the Existing Lease without Purchaser’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, taking into account, among other things, Purchaser’s intended use and development of the Property.

7.             Terms of the Existing Lease and Condition of the Property.  Except as otherwise expressly provided herein to the contrary, Purchaser agrees to accept the Existing Lease and the Property from Lessor in their “as is” condition on the date hereof, subject to the provisions of Section 10 hereof.  Purchaser hereby confirms that Purchaser has (and/or has been provided a sufficient and reasonable opportunity to have) (i) examined, inspected and investigated to the full satisfaction of Purchaser, the terms and conditions of the Existing Lease, and the physical nature and condition of the Property, (ii) independently investigated, analyzed and appraised the value and profitability of the Existing Lease and the Property and (iii) reviewed such other documents and materials as Purchaser has deemed advisable.  Purchaser acknowledges that, except as specifically set forth in this Agreement, neither Seller, nor any real estate broker, agent, employee, servant, consultant or representative of Seller has made any representations or warranties whatsoever regarding the subject matter of this Agreement or the transaction contemplated hereby, including without limitation, representations as to the terms or conditions of the Existing Lease, or the physical nature or condition of the Property, zoning laws, building codes, laws and regulations, environmental matters, the violation of any laws, ordinances, rules, regulations or orders of any governmental authority, water, sewer or other utilities, rents or other income, expenses applicable to the Existing Lease or the Property, capital expenditures, leases, existing or future operations of the Property or any other matter or thing affecting or related to the Existing Lease or the Property or the operation thereof.  In executing, delivering and/or performing this Agreement, Purchaser has not relied upon and does not rely upon, and Seller shall not be liable or bound in any manner by, express or implied warranties, guaranties, promises, statements, representations or information pertaining to any of the matters set forth above in this Section 7 made or furnished by Seller or by any real estate broker, agent, employee, servant or any other person representing or purporting to represent Seller to whomever made or given, directly or indirectly, verbally or in writing, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein.

8.             Exercise of Option.

(a)           Seller shall, not less than thirty (30) days prior to the Escrow Closing, advise Lessor that Seller intends to exercise its purchase option under Section 24 of the Existing Lease (indicating that Seller desires to close on the purchase within 48 hours after formally exercising the purchase option), and request that Lessor cooperate with Seller in the purchase and sale of the Property within said time-frame.  Such notice to Lessor shall not, however, be intended to constitute the exercise of the purchase option, or be binding upon Seller.

(b)           Provided that (i) this Agreement shall be in full force and effect, and (ii) Purchaser shall not then be in default of any of its obligations hereunder, Seller shall, as soon as reasonably practicable following (or, at Seller’s discretion, simultaneously with, as provided in Section 9(d) below) the consummation of the Escrow Closing, (A) exercise the Option pursuant to and in accordance with the terms and conditions of Section 24 of the Existing Lease, instructing that the closing thereunder occur not sooner than one (1) business day, and not later than four (4) business days, after the date of the Escrow Closing and (B) promptly deliver to Purchaser a copy of Seller’s written Option notice to Lessor.

(c)           Purchaser agrees, at Purchaser’s sole cost and expense (including, without limitation, payment of the Property Purchase Price), to purchase the Property from Lessor at Closing (and to receive from Lessor such documents as are necessary to transfer fee title to the Property), pursuant to and in accordance with Section 24 of the Existing Lease, and to perform all obligations of “Lessee” under the Existing Lease with respect to the exercise of the Option and the consummation of the transactions contemplated thereby, all subject to the terms and conditions of this Agreement (collectively, the “Property Closing”).

(d)           Notwithstanding the provisions of Sections 24(a)(ii), 24(a)(iii) and 24(h) of the Existing Lease, Purchaser and Seller agree that Purchaser does not desire, and Purchaser shall not be obligated, to accept a Lessor Loan (as defined in the Existing Lease), and that Purchaser shall pay the Down Payment (as defined in the Existing Lease) in the full amount of the purchase price, in cash, at the Property Closing.  Seller and Purchaser agree that in the event that Lessor requires that a Lessor Loan be made, that (i) Purchaser shall borrow the Lessor Loan and prepay and discharge the same simultaneously at the Property Closing, (ii) Seller shall contribute toward such prepayment the amount of the 2% prepayment premium, if any, charged by Lessor in connection with such prepayment at Closing of the Lessor Loan, and (iii) Purchaser shall receive at Closing, as a credit against the Assignment Purchase Price, the amount of any direct out-of-pocket expenses (i.e. mortgage recording taxes), excluding Purchaser’s legal fees, actually and necessarily incurred by Purchaser in connection with the afore-described borrowing and prepayment mechanism.

(e)           Without limiting any other rights or remedies of Seller pursuant to Section 16(a) hereof, failure of Purchaser to duly and timely perform its obligations under Sections 8(c) hereof and to consummate the Property Closing upon Closing, time being of the essence, shall be an immediate, substantial and material default by Purchaser hereunder, whereupon Seller may (i) terminate this Agreement, (ii) obtain and keep the Deposit, and (iii) consummate the Property Closing in Seller’s own name for Seller’s own benefit, in which case Purchaser shall be deemed to have irrevocably relinquished all right, title and interest, if any, in and to the Deposit, this Agreement, the Existing Lease and the Property.

(f)            Seller agrees to use diligent efforts to enforce and preserve its rights and remedies under the Existing Lease with respect to the exercise of the Option.  Nothing herein, however, shall obligate Seller to (i) seek to terminate the Existing Lease, (ii) take any action or fail to take any action that would or reasonably could permit Lessor to seek to terminate Seller’s leasehold interest in the Existing Lease.

(g)           Seller shall have no liability to Purchaser and, subject to Seller’s performing its obligations under Section 8(f) hereof, shall not be deemed to be in default of any obligation hereunder, as a result of or relating to Lessor defaulting or otherwise failing or refusing to perform its obligations under the Existing Lease.

9.             Escrow/Closing Date.

(a)           General.  Seller and Purchaser agree to effectuate the closing of the Lease Assignment, the Property Purchase and the Leaseback Lease (collectively, the “Closing”) as follows: (i) execution and delivery of the Lease Assignment and the Leaseback Lease shall take place simultaneously and via “escrow closing” (the “Escrow Closing”) pursuant to the terms of Section 9(b) below, and (ii) the Property Purchase (together with the release of escrow from the Escrow Closing) shall take place as soon as reasonably possible following the Escrow Closing, subject to Lessor being ready, willing and able to effectuate the same, pursuant to the terms of Section 9(c) below, with the net result being that the Lease Assignment, the Property Purchase, the Leaseback Lease and the Escrow Closing shall all be consummated simultaneously upon Closing.

(b)           Escrow Closing.  The Escrow Closing shall take place at 10:00 A.M. on May 3, 2005 (the “Escrow Closing Date”), at the office of Lionel Sawyer & Collins, 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada  89101.  TIME SHALL BE OF THE ESSENCE with respect to Purchaser’s obligation to close hereunder on the Escrow Closing Date.  At the Escrow Closing (i) all documents and other instruments required to be delivered at Closing by Seller and Purchaser pursuant to Section 15 hereof shall be delivered into escrow with Lionel Sawyer & Collins (the “Closing Agent”), pursuant to and in accordance with an escrow instruction letter, in commercially reasonable form and substance, to be mutually agreed to by Closing Agent, Seller and Purchaser (the “Closing Agreement”), but which Closing Agreement shall provide, in any event, that no Closing shall occur unless and until the Lease Assignment, the Property Purchase and the Leaseback Lease shall all be consummated, simultaneously, (ii) all documents and other instruments required to be delivered at closing of the Property Purchase by Purchaser to Lessor pursuant to the terms of the Existing Lease shall be delivered into escrow with the Closing Agent, pursuant to and in accordance with the Closing Agreement, (iii) all payments, apportionment and other monies to be exchanged between Seller and Purchaser at Closing pursuant to this Agreement (including, without limitation, the Assignment Purchase Price) shall be delivered into escrow with the Closing Agent pursuant to and in accordance with the Closing Agreement, (iv) all payments, apportionment and other monies to be exchanged between Purchaser and Lessor at the closing of the Property Purchase pursuant to the Existing Lease (including, without limitation, the Property Purchase Price) shall be delivered into escrow with the Closing Agent pursuant to and in accordance with the Closing Agreement, and (v) Seller and Purchaser shall execute, deliver and perform all of their respective obligations hereunder (and, for Purchaser, under the Existing Lease with respect to the Property Purchase) required to be tendered and performed as of the Closing Date, in escrow pursuant to the Closing Agreement, with the intention and effect that within four (4) business days following the Escrow Closing, the Closing (including the Property Purchase) shall occur as per Section 9(c) below.

(c)           Closing.  The Closing shall take place at 10:00 A.M. on the date (the “Closing Date”) as soon as reasonably possible following the Escrow Closing, subject to the Lessor being ready, willing and able to effectuate the same, at the office of the Closing Agent or such other location as may be required by the Lessor.  Seller shall endeavor to cause Lessor to schedule the Closing Date on a date no sooner than one (1) business day following the Escrow Closing, but not later than four (4) business days following the Escrow Closing.  TIME SHALL BE OF THE ESSENCE with respect to Purchaser’s obligation to close hereunder on the Closing Date.  At Closing ,(i) the Lease Assignment, the Property Purchase and the Leaseback Lease shall close immediately sequential, but effectively simultaneously, (ii) all documents and other instrument shall be dated as of the Closing Date, (iii) all payments, apportionments and other monies to be exchanged between Seller, Purchaser, and between Lessor and Purchaser, shall be released from escrow and delivered to the appropriate parties, and (iii) and all closing documents and other instruments shall be released from escrow and delivered to the appropriate parties.

(d)           Simultaneous Transactions.  It is agreed that, notwithstanding anything to the contrary contained herein, Seller may, if Lessor is cooperative, attempt (but shall be under no obligation) to coordinate (i) the exercise of the Option pursuant to and in accordance with the terms and conditions of Section 24 of the Existing Lease, and (ii) the effectuation of the Property Closing, the Lease Assignment and the Leaseback Lease, simultaneously among Seller, Purchaser and Lessor without the need for the Escrow Closing, such that all of the conditions and obligations of the parties with respect to the Escrow Closing and the Closing shall be “collapsed” into a single occurrence, and Purchaser agrees to cooperate with said arrangement if coordinated by Seller.  If a simultaneous Closing does not occur pursuant to this Paragraph 9(d), the parties shall proceed to consummate the Escrow Closing and the Closing as otherwise provided in, and subject to the terms of, this Agreement.

(e)           Back-End Date. Subject to the terms of Section 6(b) hereof with respect to Fee Title Objections, it is agreed that in the event that Lessor shall be unable or unwilling to consummate the Property Closing on the Closing Date for any reason, Seller or Purchaser may extend the Closing

Date until such time as Lessor shall be ready, willing and able to consummate the Property Closing, but in no event later than the sooner to occur of (i)the completion of diligent efforts by Seller to cause Lessor to close, including, without limitation, filing an action for specific performance and diligently pursuing the same in good faith, or (ii) the date that is eighteen (18) months following the date of this Agreement (the “Back-End Date”).  Notwithstanding the preceding sentence, in the event that the Closing shall be extended pursuant to this Paragraph 9(e), but shall not occur on or before the Back-End Date, then Seller or Purchaser may terminate this Agreement, provided, however, that Seller and Purchaser agree to act reasonably and in good faith to mutually agree to further extend the Back-End Date for one or more finite periods of time (each period not to exceed sixty (60) days) in the event that, on the initial Back-End Date (or then-existing Back-End date as may have been previously extended), the enforcement action by Seller against Lessor is pending, and it can be reasonably expected that the same will be concluded favorably so as to allow the Closing hereunder as contemplated within a foreseeable and proximate time-frame.  In the event that this Agreement shall be terminated pursuant to this Paragraph 9(e), the Deposit shall be returned to Purchaser and thereafter neither party shall have any obligation under this Agreement except and to the extent expressly provided herein to survive the termination of this Agreement.

(f)            Closing Agent as Counsel.  Purchaser acknowledges that Closing Agent represents Seller as legal counsel in the transactions contemplated by this Agreement and, Purchaser hereby irrevocably agrees and consents to Closing Agent’s continued representation of Seller in the transactions contemplated by this Agreement and/or in the event of any dispute hereunder.

10.           Casualty and Condemnation.

(a)           In the event that the Improvements are totally or partially destroyed or damaged by fire or other casualty, then (i) provided that Purchaser is not then in default hereunder, Seller agrees not to terminate the Existing Lease on the basis of such casualty, and (ii) Purchaser agrees to close hereunder notwithstanding such casualty, and without any credit or other adjustment to the Purchase Price, and all casualty insurance proceeds (“Casualty Proceeds”) and any claim or right to rental interruption insurance (“RII Proceeds”) shall be allocated between Seller and Purchaser as follows: (x) that portion, if any, of the RII Proceeds attributable to the Improvements comprised of the Leased Premises, to Seller, (y) that portion, if any, of the RII Proceeds attributable to the Improvements not comprised of the Leased Premises, apportioned between Seller and Purchaser upon Closing pursuant to the terms of Section 5(g) hereof, and (z) all Casualty Proceeds, to Seller, provided that Seller shall, subject to the terms of the Seller’s leasehold mortgage, promptly restore the Improvements, at the expense of Seller (utilizing funds which shall include, but shall not be limited to, Casualty Proceeds), to its condition immediately prior to the subject casualty (except to the extent that, subject to the terms of the Subleases, property and improvements are not the responsibility of the sublessor thereunder).

(b)           In the event of a Total Taking (as defined in and contemplated under Section 19(a) of the Existing Lease), Seller or Purchaser

may elect to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser, and thereafter neither party shall have any further obligation hereunder except as may be expressly provided to survive a termination of this Agreement.

(c)           In the event of a Partial Taking, as contemplated under Section 19(b) of the Existing Lease, Purchaser agrees to close hereunder notwithstanding such Partial Taking, whereupon all proceeds and awards in respect of such taking (“Taking Proceeds”) shall, subject to the terms of the Existing Lease, be delivered to Purchaser at Closing, and be administered and otherwise governed by the terms of Article 14 of the Leaseback Lease, provided that (i) the rent payable by Seller under the Leaseback Lease shall be adjusted at Closing to fairly address any diminution in square footage and/or value to Seller thereunder as a result of such Partial Taking, and (ii) in the event that the effect of the Partial Taking shall be to (x) materially adversely effect Seller’s right or ability, in Seller’s reasonable discretion, to continue its restaurant business operations at the Property, as conducted as of the date hereof, Seller may elect to terminate this Agreement, or (y) materially adversely effect Purchaser’s intended use and development of the Property, in Purchaser’s reasonable discretion, Purchaser may elect to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser, and thereafter neither party shall have any further obligation hereunder except as may be expressly provided to survive a termination of this Agreement.  Provided that Purchaser shall not be in default hereunder Seller agrees not to enter into any binding settlement with respect to any Partial Taking without Purchaser’s consent, such consent not to be unreasonably withheld, conditioned or delayed, taking into account, among other things, Purchaser’s intended use and development of the Property.  For purposes of the foregoing clause (y), “materially” shall mean a taking of more than ten (10%) percent of the Property other than for street widening.

(d)           In the event that upon the termination of the Existing Lease the lessee thereunder (or its leasehold mortgagee) is entitled to receive any portion of any insurance or condemnation proceeds, the same shall be for the benefit of Seller (or its leasehold mortgagee, as applicable), and Purchaser hereby irrevocably waives and surrenders to Seller (or its leasehold mortgagee, as applicable) any claim or right thereto.

(e)           Purchaser acknowledges and agrees that Purchaser shall have no claim, right, title or interest in or under any Taking Proceeds, Casualty Proceeds to RII Proceeds or any portion thereof unless and until the Closing shall occur.

(f)            The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a taking, including, without limitation, the provisions of the Nevada Uniform Vendor and Purchaser Risk Act.

(g)           The terms of this Section 10 shall survive Closing.

11.           Brokers and Advisors.

(a)           The parties acknowledge and agree that there was no broker or other finder utilized in connection with the subject transactions (including the Lease Assignment, the Property Purchase or the Leaseback Lease).

(b)           Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) resulting from any claim that may be made against Seller by any broker, or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Purchaser or Purchaser’s representatives.

(c)           Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys’ fees) resulting from any claim that may be made against Purchaser by any broker, or any other person, claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Seller or Seller’s representatives.

(d)           The provisions of this Section 11 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

12.           Recording Charges and Transfer Taxes.  At the Closing, Seller and Purchaser agree to complete, sign and have acknowledged any and all forms required for the Lease Assignment with respect to Chapter 375 of Nevada Revised Statutes, as the same may be amended from time to time (the “State Transfer Tax Law”).  Seller shall pay the taxes imposed under the State Transfer Tax Law (the “Transfer Tax”) in connection with the Lease Assignment.  Purchaser shall be the beneficiary of the Lessor’s obligations to pay transfer taxes as provided under Paragraph 24(e) of the Existing Lease, but Seller shall have no obligation to pay any Transfer Tax with respect to the Property Purchase, which obligation shall be the responsibility of Purchaser and/or Lessor, and Purchaser hereby agrees to defend, indemnify and hold Seller harmless with respect to any liability in connection therewith.  The terms of this Section 12 shall survive Closing.

13.           Leaseback Lease, Etc.  Upon the Escrow Closing, and as a material condition thereto and the effectuation of the Closing, Seller and Purchaser agree to execute and deliver that certain Agreement of Lease, in the form annexed hereto as Exhibit E (the “Leaseback Lease”), and that certain Memorandum of Lease, in the form annexed hereto as Exhibit C (the “Memorandum of Lease”).  It is acknowledged that the Leaseback Lease, as memorialized by the Memorandum of Lease, shall be expressly superior to the lien of any mortgage or other encumbrances placed on the Property upon Closing, and Purchaser shall cause to be delivered at Closing a subordination agreement in favor of Seller, reasonably satisfactory to Seller and the Title Company evidencing this fact, subject to the next sentence.  Notwithstanding the foregoing, Seller agrees to subordinate the Leaseback Lease to the lien of any fee mortgage made by a recognized institutional mortgage lender (the “Fee Mortgagee”) on the Property, provided that the Fee Mortgagee executes and delivers to Seller a written instrument (a “SNDA”), in form for recording, as reasonably customary in the industry, and as reasonably satisfactory to Seller, to the effect that in the event of a foreclosure of the Fee Mortgage, the possession and occupancy of the Leased Premises by Seller and those claiming by or under Seller will not be disturbed and shall continue so long as Seller continues to observe and perform all of the material terms, covenants and conditions contained in the Leaseback Lease on Seller’s part to be observed, and provided that Seller attorns to such Fee Mortgagee or any purchaser at a foreclosure sale, all as more particularly described by and provided for in Article 40 of the Leaseback Lease.  To the extent of any conflict between the terms of this Section 13 and the terms of Article 40 of the Leaseback Lease, the terms of Article 40 of the Leaseback Lease shall control.  Purchaser and Seller agree that the form of subordination, non-disturbance and attornment attached as Exhibit “C” to the Leaseback Lease is mutually acceptable, and that Purchaser and Seller will, upon Closing, if requested by the other party, each execute and deliver a subordination, non-disturbance and attornment agreement in substantially said form.

14.           Representations and Warranties.

(a)           Seller represents and warrants to Purchaser that the following are true and correct as of the date hereof and (other than the representations and warranties in clauses (v)(B), (vii), (viii), and (x)(B) of this Section 14(a) to the extent the facts underlying such representations and warranties may have changed subsequent to the date of this Agreement for any reason other than a breach by Seller of its obligations under this Agreement) shall be true and correct as of the Closing Date:

(i)            This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(ii)           The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not (a) conflict with or violate any judgment, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller or the Property, including, without limitation, the United States of America, the State of Nevada or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party or by which Seller or the Property is bound or affected or (b) violate or constitute a default under any material document or instrument to which Seller is a party or is bound or any of Seller’s limited liability company formation or governing documents.

(iii)          Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

(iv)          Seller is not a “foreign person” as defined in the Internal Revenue Code Section 1445.

(v)           (A) Exhibit A attached hereto and made a part hereof contains a true, correct and complete copy of the Existing Lease.  (B) The Existing Lease is in full force and effect, and to the best of Seller’s knowledge, there is no valid basis upon which Lessor could claim Seller to be in material default under the Existing Lease.

(vi)          Seller is not party as debtor to any insolvency or bankruptcy proceeding or assignment for the benefit of creditors under the Bankruptcy Code or any law of the States of Delaware or Nevada.

(vii)         Seller has not received any written notice from any governmental authority of any condemnation proceedings threatened or pending against the Premises.

(viii)        Seller has not received any written notice from any governmental authority requiring work to be done upon the Premises and which has not been completed prior to the date hereof.

(ix)           Seller is currently the lessee under the Existing Lease and the sublessor under all of the Subleases, and there has been no prior assignment of the Existing Lease or the Subleases to any other party (other than pursuant to Seller’s leasehold mortgage, which will be terminated at Closing).  There are no brokerage commissions presently due or payable by Seller under any subleases.

(x)            (A) Exhibits G-1, G-2, G-3 and G-4 attached hereto and made a part hereof contain a true, correct and complete copy of each of the subleases affecting the Premises (each, a “Sublease”, and collectively, the “Subleases”).  (B) Each Sublease is in full force and effect, and to the best of Seller’s knowledge, there is no valid basis upon which any sublessee thereunder could claim Seller to be in material default under its Sublease.  Seller has not delivered a written non-disturbance agreement to any of the subtenants under the Subleases.

(xi)           No party other than Purchaser has any conditional or unconditional right and/or option to purchase the Existing Lease or, to Seller’s knowledge, the Premises.

(xii)          There shall be no service agreements, maintenance agreements, supply agreements or any other contracts and agreements affecting the Premises at Closing that Purchaser shall be obligated to take title subject to.

(xiii)         Seller has no actual knowledge that there exists at, on or under the Property any Environmental Condition (as hereinafter defined) which both (i) Purchaser has no knowledge of, including as may be contained in any third-party reports conducted by or for the behalf of Purchaser, and (ii) could not or would not reasonably be indicated, ascertained or inferred through routine due diligence of the Property, such due diligence to include a Phase I environmental audit (and, if would be recommended by a Phase I prepared by a qualified professional environmental engineer, a Phase II environmental audit) and a physical inspection.  As referenced herein, the term “Environmental Condition” means the presence of any Hazardous Materials (as hereinafter defined) on, at or under the Property in violation of Environmental Laws (as hereinafter defined).  As reference herein, “Hazardous Material” shall mean all materials and substances now or hereafter subject to any Environmental Laws.  As referenced herein, the term “Environmental Laws” mean the provisions of all statutes, laws, ordinances, rules and regulations of the governmental bodies, local, state or federal, having jurisdiction over the Property now or hereafter applicable to the Property, including FWPCA, CERCLA, the Hazardous Materials Transportation Control Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, 42 U.S.C. § 300 et seq., the Clean Air Act, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Radon Gas and Indoor Air Quality Research Act, 42 U.S.C. § 7401 et seq., the Superfund Amendment Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq., the Lead-Based Paint Poisoning Prevention Act, 42 U.S.C. § 4821 et seq.  It is agreed that in the event that any new (as distinguished from presently existing, but possibly undiscovered) Environmental Conditions are first created at, on or under the Property on or after the date hereof, Purchaser shall promptly notify Seller of the same (an “Environmental Notice”), whereupon Seller shall elect, in Seller’s sole discretion, to either (1) at Seller’s expense, remediate such Environmental Condition to the extent necessary to cause the same to no longer constitute an Environmental Condition, in which case Seller shall be entitled to adjourn the Closing for a reasonable period of time to effectuate the same, or (2) not remediate such Environmental Condition.  Seller shall notify Purchaser, in writing, of its election to proceed under either clause “(1)” or “(2)” above within ten (10) days following receipt of an Environmental Notice.  For purposes of the preceding sentence, “new” shall expressly exclude any matter constituting an Environmental Condition if the same existed at, or, in or under the Property as of the date of this Agreement, regardless of whether known or suspected by Purchaser or Seller.  If Seller fails to timely notify Purchaser of its election to proceed under clause “(1)” or “(2)” above, Seller shall be deemed to have elected to proceed under clause “(2)” above.  If Seller shall elect (or be deemed to have elected) to proceed under clause “(2) above, or if Seller shall elect to proceed under clause “(1)” above but fail, despite diligent efforts, to effectuate the remediation prior to Closing, Purchaser may, as its sole and exclusive remedy, elect to either (A) terminate this Agreement, in which case the Deposit shall be returned to Purchaser and thereafter this Agreement shall be null and void except as to those provisions expressly provided to survive the termination of this Agreement, or (B) proceed to Closing, without any abatement, credit or other adjustment to the Purchase Price.  If Purchaser elects to proceed under the foregoing clause “(B)”, Purchaser shall be deemed to have released Seller from all liabilities, claims and other causes of action by Purchaser against Seller with respect to the subject Environmental Condition, except as may otherwise be expressly provided in the Leaseback Lease.  Without limiting the foregoing, at Closing Purchaser shall be deemed to have waived and released Seller from any present or future claims arising from or relating to the presence or alleged presence of Hazardous Materials in, on, under or about the Property, including, without limitation, any claims under (x) any Environmental Laws, (y) this Agreement, or (z) the common law, except that the following matters shall be excluded specifically from such waiver and release by Purchaser: (I) claims arising from Seller’s disposal to a location other than the Property of any Hazardous Materials or harmful or toxic substances generated, used, located or stored at the Property, (II) any claims or damages for events arising prior to the Closing made by any person for personal injury related to an environmental conditions of the Property, (III) any fines or penalties (but not remediation or other costs) assessed pursuant to Environmental Laws and resulting from the acts or omissions of Seller occurring prior to the Closing and (IV) any Environmental Condition willfully caused by Seller following the date of this Agreement.  The terms and provisions of this Section 14(a)(xiii) shall survive the Closing.

(xiv)        Seller has no actual knowledge that the Building as presently constructed and operated requires any use or zoning variance not already obtained by or for the benefit of Seller and in full force and effect.

(b)           Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date that:

(i)            This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(ii)           The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not (x) conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of Nevada or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected or any agreement to which Purchaser is a party or, to Purchaser’s knowledge, binding upon Purchaser, or (y) violate or constitute a default under any material document or instrument to which Purchaser is a party or is bound or any of Purchaser’s limited liability company formation or governing documents.

(iii)          Purchaser has reviewed Exhibit A hereto and has accepted such Exhibit A as a true, correct and complete copy of the Existing Lease.

(iv)          Purchaser has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware and is qualified to do business in the State of Nevada.

(v)           There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(vi)          Neither Purchaser nor any of its beneficial owners are listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury or is under investigation by any governmental authority for (or has been charged with or convicted of) violating money-laundering, or been notified that any of its or their assets have been “frozen” by any governmental authority.

(vii)         Purchaser has no actual knowledge of any condemnation proceedings threatened or pending against the Premises.

15.           Deliveries to be made on the Closing Date.

(a)           Seller’s Documents:  Seller, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to the Closing Agent pursuant to the Closing Agreement on or before the Escrow Closing, for release to Purchaser on the Closing Date, the following instruments, documents and items:

(i)            Five (5) duly executed counterparts of the Closing Agreement.

(ii)           Four (4) duly executed counterparts of the Assignment and Assumption of Lease in the form of Exhibit B attached hereto and made a part hereof (the “Assignment of Lease”).

(iii)          Four (4) duly executed counterparts of the Assignment and Assumption of Subleases in the form of Exhibit H attached hereto and made a part hereof (the “Assignment of Subleases”).

(iv)          Four (4) duly executed counterparts of the Leaseback Lease.

(v)           Four (4) duly executed counterparts of the Memorandum of Lease.

(vi)          A duly executed certification as to Seller’s non-foreign status.

(vii)         The consent of those members of Seller whose consent shall be required authorizing the assignment of the Existing Lease to Purchaser in form reasonably satisfactory to Purchaser.

(viii)        If applicable, six (6) duly executed counterparts of the SNDA.

(ix)           A reasonable and customary seller’s affidavit to the Purchaser’s title insurance company (which affidavit will include a certification by Seller that it has no knowledge of the existence of any Unrecorded Items (as hereinafter defined), unless and to the extent that such items otherwise constitute Permitted Encumbrances under item 12 of said Schedule 2).  Purchaser agrees that if Seller delivers a title affidavit in accordance with this clause “(ix)” and, notwithstanding, the Purchaser’s title insurance company elects to except from its title insurance coverage any Unrecorded Items, the same shall not constitute a breach by Seller hereunder or permit Purchaser to assert that such exceptions to title coverage comprise Title Objections.  As referenced herein, the term “Unrecorded Items” shall mean: (1) unrecorded easements or lesser rights for sewer lines, sewer clean outs, sewer manhole and incidental purposes, (2) unrecorded easements or lesser rights for gas lines, gas meters and incidental purposes, (3) unrecorded easements or lesser rights for drainage, storm drains, slotted drain, back flow assembly and incidental purposes, and (4) unrecorded easements or lesser rights for water lines, water valves and incidental purposes.

(x)            Such other documents, instruments and deliveries as are otherwise required by this Agreement or required to record the Deed or reasonably required by Purchaser in order to consummate the transaction contemplated hereby.

(xi)           Any and all information that may be necessary or appropriate to enable the “real estate broker” or “real estate reporting person,” within the meaning of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, to comply with the reporting requirement of Section 6045(e) of the Internal Revenue Code.

(b)           Purchaser’s Documents:  Purchaser, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to the Closing Agent pursuant to the Closing Agreement on or before the Escrow Closing, for release to Seller on the Closing Date, the following instruments, documents and items:

(i)            Five (5) duly executed counterparts of the Closing Agreement.

(ii)           Four (4) duly executed counterparts of the Assignment of Lease.

(iii)          Four (4) duly executed counterparts of the Assignment Subleases.

(iv)          Four (4) duly executed counterparts of the Leaseback Lease.

(v)           Four (4) duly executed counterparts of the Memorandum of Lease.

(vi)          The consent of the members of Purchaser authorizing the execution and delivery of this Agreement, and the consummation of the Lease Assignment, the Property Purchase and the Leaseback Lease by Purchaser in form reasonably satisfactory to Seller and the Seller’s leasehold title insurer.

(vii)         A certification from Purchaser to the effect that no assignment of this Agreement by direct or indirect transfers of ownership or beneficial interest in Purchaser has occurred since the date of this Agreement in contravention of the terms of Article 31 hereof.

(viii)        If applicable, six (6) duly executed counterparts of the SNDA (executed by both Purchaser and the fee mortgagee specified therein).

(ix)           Such documents, instruments and other materials reasonably necessary and/or required under the Existing Lease and otherwise in order to consummate the Property Purchase on the Closing Date.

(x)            Such other documents, instruments and deliveries as are otherwise reasonably required by this Agreement or by Seller in order to consummate the transaction contemplated hereby.

16.           Default by Purchaser or Seller.

(a)           Without limiting anything set forth in Section 8(e) hereof, if (1) Purchaser shall default in the payment of the Assignment Purchase Price, (2) Purchaser shall otherwise default in the performance of any of the other terms and provisions of this Agreement or the Existing Lease on the part of Purchaser to be performed, and fail to cure such default within three (3) business days after written notice thereof from Seller, or (3) cause Seller to be in default under any of its obligations under the Existing Lease, Seller may terminate this Agreement and retain the Deposit.  Purchaser acknowledges that, if Purchaser shall default under this Agreement as aforesaid, Seller will suffer substantial adverse financial consequences as a result thereof.  Accordingly, Seller’s sole and exclusive remedy against Purchaser shall be the right to retain the Deposit, as and for its sole and full and complete liquidated damages, it being agreed that Seller’s damages are difficult, if not impossible, to ascertain, and, Purchaser and Seller shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement.  Nothing herein shall prevent Seller, following a termination of this Agreement, from consummating the purchase of the Property (pursuant to the Option or otherwise) and utilizing the Deposit or any portion thereof in respect thereof.

(b)           If Seller shall default in any of its material obligations hereunder, and fail to cure such default within seven (7) business days after written notice thereof from Purchaser (a “Seller Default”), Purchaser may, as its sole and exclusive remedy, elect to either (x) terminate this Agreement, and direct the Escrowee to return the Deposit to Purchaser, and Purchaser and Seller shall have no further rights or obligations under the Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) prosecute an action for specific performance of this Agreement.  Notwithstanding the foregoing, if a Seller Default shall be directly attributable to the willful misconduct or bad faith of Seller, taken with actual knowledge that such action would constitute a Seller Default, Purchaser’s remedies for such Seller Default shall not be limited by the foregoing clauses (x) and (y).  If (1) Seller shall default in the performance of any of its covenants under this Agreement, and Purchaser shall have knowledge of such default prior to Closing, and Purchaser shall thereafter close title to the Property, or (2) any of Seller’s representations and warranties set forth herein shall not be true and correct in all material respects, and Purchaser shall have actual knowledge of such default prior to Closing, and Purchaser shall thereafter close title to the Property without first notifying Seller, in writing, of the specific nature and extent of the alleged default or untruthful or incorrect representation or warranty, then, in either such case, Purchaser shall thereafter have no right to bring any action for damages or proceedings with any other legal course of conduct against Seller arising by reasons of any such default or misrepresentation (the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser following and upon advice of its counsel).

(c)           Survival of Representations and Warranties.  The representations and warranties contained in Section 14(a) and Section 14(b) herein will survive the Closing for a period of one hundred eighty (180) days, before the expiration of which the party claiming a breach must have notified the other in writing of the alleged breach.  Any such claim shall be limited to actual damages (specifically including, without limitation, reasonable attorneys’ fees and expenses and court costs) suffered by the claiming party (specifically excluding consequential or punitive damages), and in no event shall such damages for the respective claiming party exceed the amount of $250,000.00.

17.           Merger.  Except as otherwise expressly provided to the contrary in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing.  The delivery and acceptance of the Assignment of Lease at the Closing, without the simultaneous execution and delivery of a specific agreement which by its terms shall survive the Closing, shall be deemed to constitute full compliance by Seller with all of the terms, conditions and covenants of this Agreement on its part to be performed.

18.           Conditions to Escrow Closing and Closing.

(a)           Conditions to Purchaser’s Obligation to Close on the Escrow Closing.  Purchaser’s obligation to effectuate the Escrow Closing shall be subject to the satisfaction of the following conditions:

(i)            Seller shall have performed, satisfied and complied with, or tendered performance of all of the covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

(ii)           Except as provided in Section 14(a) hereof, all representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Escrow Closing Date.

(iii)          Seller have delivered to the Closing Agent pursuant to the Closing Agreement either (i) complete subtenant estoppels each substantially in the form and/or substance, if any, prescribed by the applicable subleases or, if no such form and/or substance is prescribed, in the form attached hereto as Exhibit I (the “Subtenant Estoppel”), such estoppels to be dated no more than 45 days prior to the Escrow Closing Date, or (ii) with regard to any such subtenant with respect to which (x) Seller does not deliver a Subtenant Estoppel, or (y) the Subtenant Estoppel delivered is materially incomplete, outdated or not in substantial conformity with Exhibit I, a certificate containing, to the best of Seller’s knowledge, all of the information contained in Exhibit I and otherwise substantially in the form of Exhibit I with respect to said Sublease (a “Seller Estoppel”).  Purchaser acknowledges that it shall be required to take title subject to any matters set forth in the Subtenant Estoppels or any Seller Estoppel, provided the same do not conflict in any material respect with or otherwise cause to be untrue in any material respect any of Seller’s representations and warranties contained in this Agreement.  No claims may be brought with respect to any Seller Estoppels later than the sooner to occur of (x) sixty (60) days after the Closing Date, or (y) such time as Purchaser shall receive a completed Subtenant Estoppel from the tenant in question.

(iv)          Seller have delivered to the Closing Agent pursuant to the Closing Agreement a Lessor Estoppel.

The foregoing conditions under this Section 18(a) are for the benefit of Purchaser, and Purchaser may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any decrease in, abatement of, or credit against, the Purchase Price.

(b)           Conditions to Seller’s Obligation to Close the Escrow Closing.  Seller’s obligation to effectuate the Escrow Closing shall be subject to the satisfaction of the following conditions:

(i)            Purchaser shall have performed, satisfied and complied with, or tendered performance of all of the covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser on or before the Closing Date.

(ii)           All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Escrow Closing Date.

The foregoing conditions under this Section 18(b) are for the benefit of Seller, and Seller may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of, or credit against, the Purchase Price.

(c)           Conditions to Purchaser’s Obligation to Close.  The Closing Agreement shall provide, among other things, that Purchaser’s obligation to effectuate the Closing shall be subject to the satisfaction of the following conditions:

(i)            The Escrow Closing shall have occurred.

(ii)           Except as provided in Section 14(a) hereof, none of representations and warranties of Seller in this Agreement shall have, since the Escrow Closing, become untrue or incorrect in any material respect.

(iii)          Upon Closing, the Property Closing shall be consummated.

The foregoing conditions under this Section 18(c) are for the benefit of Purchaser, and Purchaser may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any decrease in, abatement of, or credit against, the Purchase Price.

(d)           Conditions to Seller’s Obligation to Close.  The Closing Agreement shall provide, among other things, that Seller’s obligation to effectuate the Closing shall be subject to the satisfaction of the following conditions:

(i)            The Escrow Closing shall have occurred.

(ii)           Upon Closing, the Property Closing shall be consummated, the Leaseback Lease shall be mutually executed and delivered and be in full force and effect, and Seller’s leasehold interest in and to the Property pursuant to the Leaseback Lease shall be senior to any mortgage financing (or, subject to the terms of Section 13 hereof, a SNDA shall be delivered and recorded), valid, enforceable and insurable by the Escrowee pursuant to a standard leasehold title insurance policy, at standard rates, subject only to those exceptions and conditions reasonably acceptable to Seller.

(iii)          None of the representations and warranties of Purchaser in this Agreement shall have, since the Escrow Closing, become untrue or incorrect in any material respect.

(iv)          The Existing Lease, together with (i) Memorandum of Lease with an Option to Purchase, dated February 9, 1998, between Lessor and Seller, and (ii) Option Agreement, dated February 14, 1997, between Lessor and Seller, shall be, effective simultaneous with the Closing, terminated and thereafter be null and void, and that Seller and Purchaser (including Purchaser as “lessor” and/or “lessee” thereunder, as applicable) shall execute such documents and other instruments as may be necessary to effectuate the same.

The foregoing conditions under this Section 18(d) are for the benefit of Seller, and Seller may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of, or credit against, the Purchase Price.

19.           Deposit.

(a)           The Deposit shall be deposited with the Escrowee and shall be held in escrow pursuant to the terms of this Agreement.  Escrowee shall cause the Deposit to be deposited into an interest bearing account.  Escrowee shall pay the Deposit to Seller at the Closing upon the consummation thereof or otherwise to Seller or Purchaser in accordance with this Agreement.  The Deposit shall not be delivered to the Closing Agent, but rather administered separately through this Agreement.  If either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand.  If a notice of objection to the proposed payment is not received from the other party within seven (7) business days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand.  If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (i) a notice from the objecting party withdrawing the objection, or (ii) a notice signed by both parties directing disposition of the Deposit or (iii) a judgment or order of a court of competent jurisdiction.

(b)           The parties further agree that:

(i)            Except for its gross negligence or willful misconduct, Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

(ii)           Escrowee shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

(iii)          Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

(iv)          Escrowee shall not be liable for any action taken or omitted by Escrowee in good faith and believed by Escrowee to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence or willful misconduct of Escrowee.

(v)           Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

(vi)          Escrowee may resign at any time upon at least ten (10) days prior written notice to the parties hereto.  If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent.  From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.  If for any reason the parties hereto shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

(vii)         Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold Escrowee harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable counsel fees and court costs) by reason of Escrowee’s acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrowee’s gross negligence or willful misconduct;

(viii)        In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit;

(ix)           Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained;

(x)            Purchaser acknowledges that Escrowee represents Seller as legal counsel in the transactions contemplated by this Agreement and, Purchaser hereby irrevocably agrees and consents to Escrowee’s continued representation of Seller in the transactions contemplated by this Agreement and/or in the event of any dispute hereunder.

(xi)           In the event that the Deposit is to be released to Seller or Purchaser pursuant to the terms hereof, the same shall be effectuated promptly by the Escrowee.

20.           Prior to Closing.

(a)           Insurance.  Until Closing, Seller or Seller’s agents shall keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, in accordance with its insurance policies of Seller currently in effect.

(b)           Operation.  Until Closing, Seller or Seller’s agents shall operate and maintain the Property substantially in accordance with Seller’s current practices with respect to the operation and maintenance of the Property, and deliver the Property to Purchaser at Closing in its condition as of the date hereof, normal wear and tear and the provisions of Section 10 excepted.

(c)           Existing Lease.  Until Closing, Seller shall (i) use good faith efforts to comply with the terms of the Existing Lease and prevent any default thereunder which reasonably could impact on the ability of Seller to consummate the transactions contemplated hereunder, (ii) not assign, modify, amend or terminate the Existing Lease or any Sublease without Purchaser’s consent, and (iii) promptly furnish to Purchaser a copy of any written notices from the Lessor alleging any default by Seller under the Existing Lease.

(d)           Lessor Estoppel.  Seller shall (i) not less than thirty (30) days prior to the Escrow Closing, request in writing an estoppel certificate from Lessor pursuant to and in accordance with the terms of Section 27 of the Existing Lease (a “Lessor Estoppel”), (ii) diligently pursue Seller’s rights and remedies under the Existing Lease with respect to enforcing Lessor’s obligation to deliver the Lessor Estoppel, and (iii) furnish a copy of the Lessor Estoppel to Purchaser promptly following receipt thereof.

(e)           New Contracts.  Between the date hereof and the Closing, Seller will not enter into any new contracts which would be binding upon Purchaser at Closing.

(f)                                    New Subleases; Sublease Extensions.  Between the date of this Agreement and the Closing, Seller will not execute any new Subleases or amend, terminate (except upon a monetary default by the tenant thereunder) or accept the surrender of any existing tenancies without the prior written consent of Purchaser, which consent may be withheld by Purchaser; provided, however, Purchaser’s consent shall be deemed to have been given if Purchaser does not respond to Seller within five (5) business days after Purchaser’s receipt of written notice requesting Purchaser’s consent to a matter that is the subject of the provisions of this Section 20(e).  In addition, if Seller, pursuant to the terms of any applicable Sublease, must act reasonably with respect to any action which Seller shall require Purchaser’s consent pursuant to this Section 20(e), in such case, Purchaser’s consent shall not be unreasonably withheld or delayed.  Nothing herein shall prevent Seller from amending, extending or otherwise modifying any Sublease to the extent the subtenant thereunder is entitled to the same under the terms of its Sublease as a matter of right.  If Purchaser shall fail to either accept or reject a proposed Sublease submitted to Purchaser pursuant to this Section 20(e) within three (3) business days after receipt of Seller’s notice thereof with request for approval, said Lease shall be deemed to be accepted and consented to by Purchaser.  In the event that Purchaser rejects any proposed Sublease that is commercially reasonable to Seller, Purchaser shall pay to Seller at the Closing, in the manner specified in Section 3(a)(ii) hereof, the rent and additional rent that would have been payable under the proposed Sublease from the date on which the tenant’s obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less the amount of the brokerage commission specified in Seller’s notice and the reasonable cost of decoration or other work required to be performed by Seller, under the terms of the proposed Sublease to suit the premises to the tenant’s occupancy, prorated in each case over the term of the proposed Sublease and apportioned as of the Closing Date.

(g)                                 Notices.  Seller shall promptly deliver to Purchaser a copy of any written notice received by Seller (i) from Lessor alleging a default by Seller under the Existing Lease, (ii) from Seller’s leasehold mortgagee alleging a default by Seller under Seller’s existing leasehold mortgage, (iii) from any subtenant under a Sublease alleging a default by Seller under such Sublease, and (iv) from any governmental authority with respect to a pending condemnation of the Property or any portion thereof (a “Taking Notice”).  In the event of a Taking Notice, if the subject portion of the Property is material, Purchaser may elect to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder other than those expressly provided herein to survive the termination of this Agreement.  For purposes of clause (iv) above, “material” shall mean that the portion of the Property designated for condemnation in the Taking Notice would, if actually taken, in Purchaser’s reasonable discretion, materially and adversely affect the contemplated use and development of the Property by Purchaser, provided, however, that in no event shall any taking or condemnation qualify as “material” for purposes of said clause (iv) if the total land area at issue is less than 5% of the total land area of the Property.

(h)                                 Encroachments.  Seller shall not, between the date hereof and Closing, take any action, or consent to the taking of any action, that results in the creation of any new physical encroachment of any Improvements onto any property adjacent to the Land.

21.                                 Confidentiality.

(a)                                  Purchaser acknowledges that, in connection with this Agreement and the transaction contemplated hereby, Purchaser has received and will receive certain material information relating to Seller and the Property which is non-public, confidential and/or proprietary in nature (“Evaluation Material”).  In consideration thereof, Purchaser agrees that the Evaluation Material will be used solely for the purpose of consummating the transaction contemplated by this Agreement, and unless and until the Closing shall have occurred, the Evaluation Material shall, except as required by law, be kept confidential by Purchaser, except that the Evaluation Material or portions thereof may be disclosed to Purchaser’s prospective lenders and prospective partners or other co-venturers in connection with the purchase of the Property and their respective representatives and to those of their respective members, directors, officers, employees, accountants, attorneys, consultants, advisers and agents (collectively “Purchaser’s Representatives”) who need to know such information for the purpose of consummating the transaction contemplated by this Agreement (it being understood and agreed that Purchaser shall cause those Representatives to hold the Evaluation Material confidential).  As used herein, the term “Evaluation Material” does not include any information which at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by Purchaser or Purchaser’s Representatives).

(b)                                 Without the prior written consent of Seller, Purchaser shall not, and Purchaser shall direct Purchaser’s Representatives not to, disclose to any person or entity other than those persons or entities who are permitted recipients of any Evaluation Material in accordance with Section 20(a) hereof, either the fact that discussions or negotiations are and/or have been taking place concerning the Existing Lease or the Property, or any of the terms, conditions or other facts with respect to the transaction contemplated by this Agreement, including the status thereof.

(c)                                  Without limiting the generality of the foregoing, Purchaser shall not (and shall not permit any Purchaser Representative to) contact, notify or otherwise communicate with Lessor during the term of this Agreement regarding this Agreement, the Lease Purchase, the Property Purchase or the Leaseback Lease, without the express written consent of Seller in each instance.

(d)                                 The provisions of this Section 21 shall survive the Closing or the termination of this Agreement if the Closing does not occur.

22.                                 Notices.  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given (a) when hand delivered, or (b) if sent same day or overnight recognized commercial courier service, when received, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

To Seller:	S & W of Las Vegas, L.L.C.
c/o The Smith & Wollensky
Restaurant Group

1114 First Avenue
New York, New York 10021
Attention: Mr. Eugene Zuriff

With a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Peter G. Koffler, Esq.

To Purchaser:	MetroFlag SW, LLC
c/o Flag Luxury Properties, LLC
650 Madison Avenue, 15th Floor
New York, New York 10022
Attn: Mr. Paul C. Kanavos

With a copy to:	Greenberg Traurig, LLP
1221 Brickell Avenue
Miami, Florida 33131
Attention: Juan Loumiet, Esq.

To Escrowee:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Peter G. Koffler, Esq.

provided, that any notice of change of address shall be effective only upon receipt.

23.                                 Amendments.  This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

24.                                 Governing Law; Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

25.                                 Transaction Expenses.  Except as expressly provided herein, each party shall bear its own costs and expenses, including attorney, accountant and other consultant fees, in connection with the execution and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

26.                                 Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby.  Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

27.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

28.                                 No Third Party Beneficiaries.  The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

29.                                 Memorandum of Contract.  Purchaser covenants and agrees that in no event will Purchaser record or cause to be recorded this Agreement or any memorandum hereof and that Purchaser’s breach of this provision shall represent a default of the nature governed by Section 16(a) hereof and Seller shall have all of the rights and remedies provided under Section 16(a) hereof, including, without limitation, the option of terminating this Agreement and retaining the Deposit as liquidated damages.

30.                                 Waiver.  No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right.  The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

31.                                 Assignment.  Assignment.  Purchaser shall not have the right to assign its rights and obligations hereunder without the prior written consent of Seller.  Any transfers of any direct or indirect beneficial interests in Purchaser shall, for purposes of this Section 31, be deemed to constitute an assignment by Purchaser.  Notwithstanding the foregoing, the Purchaser named herein shall have the one-time right to (a) assign this Agreement (including the Deposit and all rights hereunder) to a Controlled Affiliate (as defined below), and/or (b) collaterally assign this Agreement to its mortgage lender financing the Lease Assignment and/or the Property Purchase.  “Controlled Affiliate” shall mean any entity (i) controlled by Purchaser (or Flag Luxury Properties, LLC) and (ii) a significant beneficial interests of which are owned, directly or indirectly, by Purchaser (or Flag Luxury Properties, LLC) as of the date of the assignment and the Closing Date.  “Controlled by” means the power and authority (but not necessarily the sole power and authority) to participate in the direction of the business and affairs of the assignee by reason of the ownership of a significant beneficial interests in such assignee.  Any such assignment shall be effectuated by a written instrument substantially in the form of Exhibit J hereto, and conditioned upon Purchaser delivering to Seller not less than five (5) business days prior to Closing an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of the Purchaser named herein (including specifically restating as to itself certain of Purchaser’s representations and warranties herein) and proof reasonably satisfactory to Seller that the assignee constitutes a “Controlled Affiliate”.  An assignment or transfer of this Agreement shall not relieve the Purchaser named herein of any of its obligations hereunder which accrued prior to the date of such assignment.

32.                                 Headings.  The headings which have been used throughout this Agreement have been inserted for convenience of reference only and should not be construed in interpreting this Agreement.  Words of any gender used in this Agreement shall include any other gender and words in the singular shall include the plural, and vice versa, unless the context requires otherwise.  The words “herein,” “hereof,” “hereunder” and other similar compounds of the words “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.  As used in this Agreement, the term “business day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of Nevada are not required or authorized to be closed for business.

33.                                 Construction.  This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto.  Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof.  Each party has been represented by independent counsel in connection with this Agreement.  For purposes of construction of this Agreement, provisions which are deleted or crossed out shall be treated as if never included herein.

34.                                 Binding Effect.  This Agreement is binding upon, and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns, if any.

35.                                 Waiver of Jury Trial.  Each of Purchaser and Seller hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

36.                                 Collectibility of Checks.  If the payment made on account of the Purchase Price at the time of the execution of this Agreement is by check, and if said check fails collection in due course, Seller, at its option, may declare this Agreement null, void and of no force and effect, and may pursue its remedies against Purchaser upon said check or in any other manner permitted by law, such remedies being cumulative.

37.                                 Litigation.  In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs, including reasonable attorneys’ fees for services rendered in connection with such litigation, including appellate proceeding and post judgment proceedings.

38.                                 Federal I.D. Numbers.  Seller’s Federal I.D. Number is 58-2350986.  Purchaser’s Federal I.D. Number is 51-0535940.

39.                                 Incorporation by Reference.  The Schedules and Exhibits to this Agreement are incorporated herein by reference and made a part hereof.

40.                                 Not an Offer.  Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (a) the submission by Seller to Purchaser of any drafts of this Agreement or any correspondence with respect thereto shall (i) be deemed submission solely for Purchaser’s consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute an option for the purchase of the Property or the Existing Lease or conveyance of the Property or the Existing Lease by Seller to Purchaser and (iv) not confer upon Purchaser or any other party any title or estate in the Property or the Existing Lease, (b) the terms and conditions of this Agreement shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all conditions precedent to the effectiveness thereof including, but not limited to, the delivery of the Deposit to Escrowee, shall have been fulfilled or waived in writing, and (c) if this Agreement is not so executed and delivered for any reason whatsoever (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Agreement on account of any written or parole representations, negotiations, any legal or equitable theory (including, without limitation, part performance, promissory estoppel, or undue enrichment) or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

SELLER:

S & W OF LAS VEGAS, L.L.C.,
A Delaware limited liability company

		By:	/s/ ALAN STILLMAN
Name: ALAN STILLMAN
Title: SOLE MEMBER, CHAIRMAN
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

PURCHASER:

METROFLAG SW, LLC,
A Delaware limited liability company

		By:	/s/ PAUL KANAVOS
Name: PAUL KANAVOS
Title: MANAGING MEMBER

Receipt of Deposit acknowledged,
subject to collection

STROOCK & STROOCK & LAVAN LLP,
as Escrowee

By:	/s/ PETER G. KOFFLER
Peter G. Koffler,
Partner

Schedules and Exhibits

Schedule 1	Description of the Property
Schedule 2	Additional Permitted Exceptions

Exhibit A	Existing Lease
Exhibit B	Form of Assignment of Lease
Exhibit C	Form of Memorandum of Lease
Exhibit D	Form of Estoppel Request
Exhibit E	Form of Leaseback Lease
Exhibit F	[reserved]
Exhibit G	Copy of Subleases (G-1, G-2, G-3 and G-4)
Exhibit H	Form of Assignment of Subleases
Exhibit I	Form of Sublease Estoppel
Exhibit J	Form of Assignment of Contract

Schedule 1

Description of the Property

ALL THAT REAL PROPERTY situate in the County of Clark, State of Nevada, generally known as 3767 Las Vegas Boulevard South, Las Vegas, Nevada  89109, also known as Tax Assessor Parcel No. 162-21-301-014, and more particularly bounded and described as follows:

The South 120 feet of the West One Half (W 1/2) of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4);

and

The North 10 Feet of the West One Half (W 1/2) of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 21, Township 21 South, Range 61 East, M.D.B. & M.

Excepting therefrom all State and County roads and highways.

Schedule 2

Permitted Encumbrances

1.                                       Water rights, claims or title to water, whether or not shown by the public records.

2.                                       Subject to apportionment pursuant to the terms of Section 5(e) of the Agreement to which this Schedule 2 is annexed, any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls, in the Office of the County Assessor, per Nevada Revised Statute 361.260.

3.                                       Subject to apportionment pursuant to the terms of Section 5(e) of the Agreement to which this Schedule 2 is annexed, any taxes, including any secured personal property taxes collected by the County Treasurer, regardless of whether yet due or payable.

4.                                       Subject to apportionment pursuant to the terms of Section 5(e) of the Agreement to which this Schedule 2 is annexed, special assessments for improvement purposes which are not yet due and payable.

5.                                       Subject to apportionment pursuant to the terms of Section 5(e) of the Agreement to which this Schedule 2 is annexed, a Clark County Improvement District assessment, as disclosed by the final assessment roll Local Improvement District No. 97B, recorded October 18, 2004, in book 20041018 as Instrument No. 00076 of Official Records.

6.                                       Reservations and provisions as contained in Patent from the United States of America, recorded July 1, 1931, in Book 18 of Deeds, Pages 272-273, as Instrument No. 41003.

7.                                       An easement for the purposes set forth therein and incidental purposes in the document recorded July 13, 1942 in Book 31 of Deeds, Pages 79-80 as Instrument No. 145032.

8.                                       An easement for the purposes set forth therein and incidental purposes in the document recorded March 2, 1971 in Book 105 as Instrument No. 83443 of Official Records.

9.                                       Document re-recorded March 8, 1971 in Book 106 as Instrument No. 84616 of Official Records.

10.                                 An Easement and right-of-way for the purposes set forth therein and incidental purposes, by an instrument recorded July 15, 1998, in Book 980715 as Instrument No. 00636 of Official Records.

11.                                 An easement for the purposes set forth therein and incidental purposes in the document recorded September 30, 1998 in Book 980930 as Instrument No. 01481 of Official Records.

12.                                 (a) Any state of facts shown on that survey (the “Survey”) of the Property, dated February 10, 2003, by Lochsa Surveying (certified by Robert M. McEntree), including, without limitation, the encroachment of parking and storage facilities over the South lot line (collectively, “Existing Survey Facts”), and (b) any new or additional (i.e., not Existing Survey Facts) state

S-1

of facts (“New Survey Facts”) that an accurate update of the Survey or a new survey may show, provided that any such New Survey Facts shall not, in Purchaser’s reasonable discretion, materially and adversely affect the intended or contemplated development of the Property (unless such New Survey Facts qualify as Permitted Encumbrances not covered by this Paragraph 12, in which case the same shall constitute Permitted Encumbrances).

13.                                 All rights, if any, for electricity, gas, telephone, water, cable television and any other utilities to maintain and operate lines, cables, poles and distribution boxes in, over and upon the Property as reflected by recorded easements and agreements.

14.                                 The effect of a map purporting to show the land and other property, filed in Book 142, page 25 of Record of Surveys.

15.                                 Rights of the following tenants in possession by reason of unrecorded leases as to the following:

Dreamsport, LLC

Dreambears, LLC

Sun Shade Holding Corporation

Malecon Tobacco Company, LLC

16.                                 All “Permitted Encumbrances” described in Section 24(d) of the Existing Lease (with the exception of clauses 24(d)(ii) and 24(d)(iii) and as otherwise expressly excluded pursuant to this Agreement).

17.                                 The Leaseback Lease, the Memorandum of Lease, and, if applicable, the SNDA

18.                                 zoning, environmental, municipal, building and all other Laws applicable to the ownership, use or development of, or the right to maintain or operate the Property.

19.                                 If and to the extent the same affects the Property (or the use or enjoyment thereof), an easement for the purposes set forth therein and incidental purposes in the document recorded January 13, 1932 in Book 19 of Deeds, Pages 151-152 as Instrument No. 43710 of Official Records.

20.                                 If and to the extent the same affects the Property (or the use or enjoyment thereof), an easement for the purposes set forth therein and incidental purposes in the document recorded July 16, 1957 in Book 135 as Instrument No. 110699 of Official Records.

S-2

Exhibit A

Existing Lease

Exhibit B

Form of Assignment of Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

KNOW ALL MEN BY THESE PRESENTS that S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address c/o The Smith & Wollensky Restaurant Group, 1114 First Avenue, New York, New York  10021 (“Assignor”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by                               , a                               , having an address at                                                ,                                                 (“Assignee”), the receipt and sufficiency of which is hereby acknowledged,

HEREBY ASSIGNS UNTO ASSIGNEE all of the Assignor’s right, title and interest as tenant in that certain Lease With an Option to Purchase, dated February 9, 1998, between The Somphone Limited Partnership, as lessor, and Assignor, as tenant, as amended by that certain First Amendment to Lease Agreement, dated May 8, 1998, and as further amended by that certain Second Amendment to Lease Agreement, dated April 29, 2003 (as amended, the “Lease”), pertaining to certain real property and the improvements thereon located in the County of Clark, State of Nevada, known as 3767 Las Vegas Boulevard South, Las Vegas, Nevada, as more particularly described on Schedule 1 annexed hereto and made a part hereof (the “Premises”),

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Existing Lease.

THIS ASSIGNMENT is made without warranty or representation by, or recourse against Assignor except as may be expressly set forth in that certain Contract of Sale dated as of March 23, 2005, by and between Assignor and Assignee (or Assignee’s predecessor in interest) (the “Contract”).

Assignee hereby accepts and assumes the performance of all of the terms, covenants, conditions and provisions of the Leases herein assigned by Assignor to Assignee accruing on or to be performed subsequent to the date hereof and hereby agrees to perform all of the terms, covenants, conditions and provisions of the Leases accruing on or to be performed subsequent to the date hereof.

Assignor does hereby agree to indemnify and hold Assignee harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising or accruing under the Lease relating to the time period prior to the date hereof; provided, however, that such indemnification obligation shall survive only for a period of six (6) months following the date hereof.  Assignee does hereby agree to indemnify and hold Assignor harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising or accruing under any of the Leases relating to the time period from and after the date hereof.

This Assignment expressly excludes all of Assignor’s rights, title and interest in and to all furniture, fixtures, equipment, machinery, art, artifacts, paintings, sculptures, wall hangings, china, glassware, and silverware and all other items of personal property located on the Premises or

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used in the operation of the restaurant located on the Premises, and all licenses, permits, authorizations, approvals or general intangible rights in connection with the use or operation of said restaurant.

IN WITNESS WHEREOF, Assignor and Assignee have entered this agreement this             day of                 , 2005.

ASSIGNOR:

S & W OF LAS VEGAS, L.L.C.
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

B-2

Exhibit C

Form of Memorandum of Lease

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is dated this         day of        , 2005, by and between                                         , a                           , having an address at                                          (“Landlord”), and S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address c/o The Smith & Wollensky Restaurant Group, 1114 First Avenue, New York, New York  10021 (“Tenant”).

R E C I T A L S:

A.                                   Landlord and Tenant are parties to that certain Agreement of Lease dated as of                        , 2005 (the “Lease”), with respect to a portion of the that certain real property and the improvements thereon located in the County of Clark, State of Nevada, known as 3767 Las Vegas Boulevard South, Las Vegas, Nevada, as more particularly described on Schedule 1 annexed hereto and made a part hereof located at and known as  (the “Premises”).

B.                                     Landlord and Tenant wish to record a Memorandum of the Lease confirming the existence of the Lease and certain matters pertaining thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Lease.  Landlord has leased to Tenant the Premises pursuant to and in accordance with the terms of the Lease.  As of the date hereof, the Lease is currently in full force and effect and has not been modified or amended in any respect whatsoever.

2.                                       Term.  The Term of the Lease is forty (40) years, commencing on                              and shall expire on                                   [40 years].

3.                                       Lease Incorporated.  The purpose of this Memorandum is solely to provide notice of the existence of the Lease.  All of the terms, conditions and covenants of the Lease are incorporated herein by this reference and are not amended, modified or varied in any way by this Memorandum.  The terms of the Lease shall govern in the event of any conflict with this Memorandum.

4.                                       Options.  Tenant has certain rights of first offer with respect to other premises in the building of which the Premises form a part, all as set forth in greater detail in the Lease.

5.                                       Termination of Lease.  Upon the expiration or sooner termination of the Lease, this Memorandum shall terminate and be of no further force or effect, whereupon Tenant shall, upon written request by Landlord, execute and deliver a recordable notice of such termination.

6.                                       Counterparts.  This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

C-1

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the first above written.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

[add acknowledgements and other formalities for recordation]

C-2

SCHEDULE “A”

LEGAL DESCRIPTION

[add acknowledgment]

H-2

Exhibit D

Form of Estoppel Request

[S & W Letterhead]

[date]

Somphone Limited Partnership
c/o Monie Marie Incorporated,
a Nevada Corp., General Partner
c/o Pat P. Somphone, President
2304 LaSolana Way
Las Vegas, Nevada 89102

Re:                               Lease With an Option to Purchase, dated February 9, 1998, between The Somphone Limited Partnership, as lessor (“Lessor”), and S & W of Last Vegas, L.L.C., as lessee (“Lessee”), as amended by that certain First Amendment to Lease Agreement, dated May 8, 1998, and as further amended by that certain Second Amendment to Lease Agreement, dated April 29, 2003 (as amended, the “Lease”)

Dear Mr. Somphone:

This letter shall constitute a written request from Lessee to Lessor pursuant to Section 27 of the Lease for Lessor to deliver, without charge, with fifteen (15) days following the date hereof, a certified written instrument duly executed and acknowledged, to Lessee and any potential assignee of the Lease, (i) whether the Lease has been supplemented or amended, (ii) the validity of the Lease, (iii) the existence of any default under the Lease, (iv) the existence of any offsets, counterclaims or defenses to the Lease on the part of Lessee, and (v) the commencement and expiration dates of the term of the Lease.

Said instrument should be delivered to Lessee at the following address:

Attention:
[to be determined by Lessee]

Please feel free to call me if you have any questions.  Thank you.

Sincerely,

cc:	James H. Walton, Esquire
Nitz, Walton & Heaton
514 South Third Street
Las Vegas, Nevada 89101

D-1

Exhibit E

Form of Leaseback Lease

F-1

Exhibit F

[reserved]

F-1

Exhibits G-1 – G-4

Copy of Subleases

G-1

Exhibit H

Form of Assignment of Subleases

ASSIGNMENT AND ASSUMPTION OF SUBLEASES

KNOW ALL MEN BY THESE PRESENTS that S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an address c/o The Smith & Wollensky Restaurant Group, 1114 First Avenue, New York, New York  10021 (“Assignor”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by                               , a                                   , having an address at                                           ,                                                (“Assignee”), the receipt and sufficiency of which is hereby acknowledged, hereby acknowledged, hereby assigns unto Assignee all of the Assignor’s right, title and interest as landlord in:

(a)                                  the subleases and all amendments and modifications thereto set forth in Exhibit A attached hereto and made a part hereof (the “Subleases”) made and entered into by the subtenants of those spaces described on said Exhibit A located at the premises located at 3767 Las Vegas Boulevard South, Las Vegas, Nevada (the “Premises”); and

(b)                                 the security deposits listed in Exhibit B attached hereto and made a part hereof (the “Security Deposits”) held by Assignor under the Subleases.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Subleases.

THIS ASSIGNMENT is made without warranty or representation by, or recourse against Assignor except as may be expressly set forth in that certain Contract of Sale dated as of March 23, 2005, by and between Assignor and Assignee (or Assignee’s predecessor in interest) (the “Contract”).

Subject to the terms and conditions of the Leaseback Lease (as defined in the Contract), Assignee hereby assumes the performance of all of the terms, covenants, conditions and provisions of the Subleases herein assigned by Assignor to Assignee accruing on or to be performed subsequent to the date hereof and hereby agrees to perform all of the terms, covenants, conditions and provisions of the Leases accruing on or to be performed subsequent to the date hereof.

The Assignee hereby acknowledges receipt of original lease files pertaining to the Subleases and a [credit against the purchase price for the Premises] [check] in the amount of $                    in payment of the Security Deposits.  The Assignee does hereby for Assignee and Assignee’s successors and assigns agree to indemnify and hold Assignor harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with Assignee’s holding of the Security Deposits so transferred.

H-1

The Assignor does hereby agree to indemnify and hold Assignee harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with Security Deposits not transferred as required by the Contract.

Assignor does hereby agree to indemnify and hold Assignee harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising or accruing under any of the Subleases relating to the time period prior to the date hereof; provided, however, that such indemnification obligation shall survive for a period of one hundred eighty (180) days following the date hereof.  Assignee does hereby agree to indemnify and hold Assignor harmless from and against any and all losses, claims, suits, actions, charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising or accruing under any of the Subleases relating to the time period from and after the date hereof.

[Remainder of Page Intentionally Left Blank]

I-2

IN WITNESS WHEREOF, Assignor and Assignee have entered this agreement this                 day of                 , 2005.

ASSIGNOR:

S & W OF LAS VEGAS, L.L.C.
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

I-3

Exhibit I

Form of Sublease Estoppel

[to be conformed as applicable if used as a Seller Estoppel;

all matters to be to the knowledge of Seller only]

The undersigned (“Sublessee”) hereby certifies to [                           ], a [                      ] its successors and assigns (collectively, “Buyer”), Buyer’s mortgage lender, if any, and [                        ] (“Sublessor”) as follows:

1.                                       Sublessee is the sublessee of those premises known as                         (the “Premises”), in the building located at 3767 Las Vegas Boulevard, Las Vegas, Nevada (“Property”) under a written sublease agreement dated [                       ] (as modified or amended, the “Sublease”) entered into between Sublessee and Sublessor.

2.                                       The Sublease is in full force and effect and has not [otherwise] been amended, modified, supplemented or superceded, and together herewith constitutes the entire agreement between the undersigned and Landlord with respect to the Premises.  There is no other agreement (except for the agreements contained herein) between the undersigned and the Landlord with respect to the Premises or any other space at the Property.

3.                                       The monthly base rent presently payable under the Sublease is $                         (the “Base Rent”).  There [is/is no] rent or additional rent payable under the Sublease on a percentage basis [as follows:                            (“Percentage Rent”)].  The monthly Base Rent due under the Lease has been paid through                         , and any Percentage Rent due under the Lease has been paid through                           .  No Base Rent has been paid in advance except for the current month.

4.                                       The amount of the security deposit, if any, presently held by the Sublessor under the Sublease is $                             and the Sublessor holds no other funds of the undersigned.  Interest is payable to undersigned on such security deposit.

5.                                       Sublessee has accepted possession of, and is presently occupying, the entire Premises, any improvements to be constructed on the Premises by Sublessor have been completed in accordance with the Sublease and accepted by Sublessee, any construction allowance and other amounts payable by Sublessor to Sublessee have been paid, and Sublessor has no further obligation to perform any work or pay any amounts to Sublessee under the Sublease, except as follows:                                       .

6.                                       The Sublease is for an initial term of                 years.  There are no renewal or extension options, except as follows:                                  .  The term of the Sublease commenced on                                        and will end on                              , 20     (subject only to extension or renewal rights, if any, described in this Paragraph).

7.                                       As of this date, (i) no breach or default exists on the part of Sublessee under the Sublease, and (ii) to the best knowledge of

I-1

Sublessee, there is no circumstance or state of facts which, with notice or the passage of time or both, would result in a breach or default on the part of Sublessee under the Sublease.

8.                                       As of this date, to the best knowledge of Sublessee (i) no breach or default exists on the part of Sublessor under the Sublease, and (ii) there is no circumstance or state of facts which, with notice or the passage of time or both, would result in a breach or default on the part of Sublessor under the Sublease.

9.                                       Sublessee occupies that Premises as a “tenant only” and has no options or rights of first refusal concerning the purchase of any interest in the Property or Premises.

10.                                 The person executing this certification on behalf of the undersigned is duly authorized to execute this certification on behalf of the undersigned, and this certification is and shall be binding on the undersigned, its successors and assigns.

EXECUTED

SUBLESSEE:

	[		]

By
Name:
Title:

I-2

Exhibit J

Form of Assignment of Contract

THIS ASSIGNMENT AND ASSUMPTION OF SALE-PURCHASE AGREEMENT (this “Assignment”) made as of the                 day of                          , 2005 by and between METROFLAG SW, LLC, a Delaware limited liability company (“Assignor”) and                                      , a                                         limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, S & W of Las Vegas, L.L.C. (“Seller”) and Assignor entered into that certain Contract of Sale, dated March 23, 2005 (as the same may be amended, the “Purchase Agreement”) pursuant to which Seller agreed to sell, and Assignor agreed to purchase, the premises located at 3767 Las Vegas Boulevard, Las Vegas, Nevada (the “Premises”), all as more particularly described in the Purchase Agreement;

WHEREAS, Assignor paid a deposit of $2,000,000 (the “Deposit”) pursuant to the Purchase Agreement;

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement with respect to the Premises, as herein set forth; and

WHEREAS, Assignee desires to assume all of the obligations and responsibilities of Assignor in and to the Purchase Agreement with respect to the Premises, as herein set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1.                                       Assignor hereby assigns, transfers, sets over and delivers to Assignee, from and after the date hereof, all of Assignor’s right, title and interest in and to the Purchase Agreement with respect to the Premises, including but not limited to Assignor’s rights in and to the Deposit and any interest earned thereon.

2.                                       Assignee hereby assumes all of the obligations, promises, covenants and responsibilities of Assignor in and to the Purchase Agreement as if Assignee had signed the Purchase Agreement originally as “Purchaser”, including but not limited to the obligation to pay such portion of the Purchase Price set forth in the Purchase Agreement as is allocable to such Premises.  Assignor acknowledges and agrees that this Assignment shall not relieve Assignor of its obligations and liabilities under the Purchase Agreement.

3.                                       All terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.  This Assignment shall be binding upon Assignor, its successors and assigns, shall inure to the benefit of Assignee, its successors and assigns, and shall be governed by and construed in accordance with the laws of the State of New York.

4.                                       Assignor and Assignee hereby expressly acknowledge the terms of Section 31 of the Purchase Agreement, and certify to Seller that the assignment herein described does not violate the terms or conditions of said Section 31.

5.                                       This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have entered this agreement this                   day of                   , 2005.

ASSIGNOR:

METROFLAG SW, LLC
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title: